Exhibit 99.1

JMP Group Reports Second Quarter 2016 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--July 27, 2016--JMP Group LLC (NYSE:JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter and six months ended June 30, 2016.

  The net loss attributable to JMP Group under generally accepted accounting principles, or GAAP, was $0.3 million, or $0.02 per diluted share, compared to net income of $5.8 million, or $0.25 per share, for the second quarter of 2015. For the six months ended June 30, 2016, GAAP net income was $1.5 million, or $0.07 per share, compared to $3.9 million, or $0.17 per share, for the six months ended June 30, 2015.
  Total net revenues on a GAAP basis were $29.7 million and $68.3 million for the quarter and six months ended June 30, 2016, respectively, compared to $40.5 million and $81.4 million for the quarter and six months ended June 30, 2015, respectively.
  Operating net income was $2.6 million, or $0.12 per diluted share, a decrease of 47.1% from $4.9 million, or $0.22 per share, for the second quarter of 2015. For the six months ended June 30, 2016, operating net income was $4.7 million, or $0.22 per share, a decrease of 52.6% from $10.0 million, or $0.45 per share, for the six months ended June 30, 2015. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section below titled “Non-GAAP Financial Measures.”
  Adjusted net revenues, which exclude certain non-cash items and non-controlling interests, were $28.4 million, a decrease of 25.8% from $38.3 million for the second quarter of 2015. For the six months ended June 30, 2016, adjusted net revenues were $65.0 million, a decrease of 14.3% from $75.9 million for the six months ended June 30, 2015. For more information about adjusted net revenues, including a reconciliation to net revenues, see the section below titled “Non-GAAP Financial Measures.”

“Despite challenging industry conditions, JMP Group produced operating net income of $0.12 per share for the second quarter, in large part due to our principal investment activities,” said Chairman and Chief Executive Officer Joe Jolson. “JMP Securities posted a loss of $0.06 per share, including a tax benefit, as equity underwriting revenues fell sharply in a difficult capital markets environment. As in previous down cycles, we are looking at opportunities to grow—focusing in particular on our M&A advisory business—while we await an increase in capital markets activity. While this strategy may hinder our near-term results, if successful, we would expect to substantially increase our market share and earnings power over the next three to five years.

“Earning our current cash distributions and protecting our book value per share continue to be high priorities, despite the difficult operating environment. To that end, our diversified business model, with more than 85% of our book value invested in our fund strategies and direct investments, has once again proven to be highly valuable, more than compensating for JMP Securities’ weak results. Net corporate income was $0.17 per share, driven both by the sale of RiverBanc, a multi-family real estate fund manager in which JMP Group had been a founding investor since 2011, and by good returns on our capital in our corporate credit business.”

Segment Results of Operations

At JMP Securities, the broker-dealer segment, adjusted net revenues were $14.2 million, a decrease of 50.9% from $28.9 million for the second quarter of 2015. JMP Securities’ operating margin on adjusted net revenues was negative, at -14.9%, compared to 16.4% for second quarter of 2015. For the six months ended June 30, 2016, the margin was 0.7%, compared to 16.7% for the six months ended June 30, 2015.

For the asset management segment, adjusted net revenues were $6.2 million, an increase of 10.3% from $5.7 million for second quarter of 2015. JMP Group lost 0.6% for the quarter on the capital invested by the company in hedge funds managed by Harvest Capital Strategies, compared to gains of 1.6% and 3.8% by the HFRI Equity Hedge (Total) and Russell 2000 indices, respectively. JMP Group’s net return on invested capital managed by JMP Credit Advisors was 5.0%, compared to 6.2% for the second quarter of 2015.

A summary of JMP Group’s operating net income per share by segment for the quarter and six months ended June 30, 2016, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
($ as shown)	June 30, 2016	Mar. 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Broker-dealer	($0.06)	$0.07	$0.13	$0.01	$0.26
Asset management	0.01	0.02	0.01	0.03	0.03
Operating platform EPS	(0.05)	0.09	0.14	0.04	0.29
Net corporate income	0.17	0.01	0.07	0.18	0.16
Operating EPS (diluted)	$0.12	$0.10	$0.22	$0.22	$0.45
Note: Due to rounding, numbers in columns above may not sum to totals presented.

For more information about segment reporting; adjusted net revenues, including a reconciliation to net revenues; and operating net income, including a reconciliation to net income, see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were $8.4 million, a decrease of 60.7% from $21.3 million for the second quarter of 2015. For the six months ended June 30, 2016, investment banking revenues were $26.7 million, a decrease of 36.5% from $42.0 million for the six months ended June 30, 2015.

A summary of the company’s investment banking revenues and transaction counts for the quarter and six months ended June 30, 2016, and for comparable prior periods is set forth below.

	Quarter Ended						Six Months Ended
	June 30, 2016		Mar. 31, 2016		June 30, 2015		June 30, 2016		June 30, 2015
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues
Public equity	8	$2,750	10	$6,224	27	$14,933	18	$8,974	61	$31,528
Debt and convertible securities	7	769	-	50	6	3,502	7	819	11	4,359
Private capital markets and other	1	600	-	4	-	75	1	604	1	622
Strategic advisory	5	4,256	4	12,018	2	2,821	9	16,274	6	5,516
Total	21	$8,375	14	$18,296	35	$21,331	35	$26,671	79	$42,025

Brokerage

Net brokerage revenues were $5.8 million, a decrease of 9.3% from $6.4 million for the second quarter of 2015. For the six months ended June 30, 2016, net brokerage revenues were $11.9 million, a decrease of 4.5% from $12.5 million for the six months ended June 30, 2015.

Asset Management

Asset management fees were $5.6 million, compared to $4.7 million for the second quarter of 2015. For the six months ended June 30, 2016, asset management fees were $14.9 million, compared to $9.4 million for the six months ended June 30, 2015.

Asset management-related fee revenue reflects asset management fees net of non-controlling interests in HCAP Advisors as well as certain fee revenues reported in the company’s financial statements as other income. Asset management-related fee revenues were $5.0 million, an increase of 18.3% from $4.2 million for the second quarter of 2015. For the six months ended June 30, 2016, asset management-related fee revenues were $13.9 million, an increase of 52.5% from $9.1 million for the six months ended June 30, 2015, due to incentive fees of $6.1 million, compared to $1.8 million for the same period in 2015. For more information about asset management-related fee revenues, see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at June 30, 2016, totaled $2.3 billion, including $1.2 billion of funds managed by Harvest Capital Strategies and HCAP Advisors and $1.1 billion par value of loans and cash managed by JMP Credit Advisors. Client assets under management were $2.3 billion at March 31, 2016, and $2.0 billion at June 30, 2015. Including sponsored funds in which JMP Group owns an economic interest, client assets under management totaled $2.7 billion at June 30, 2016.

At June 30, 2016, private capital, including corporate credit, small business lending, venture capital and real estate-related advisory services, represented 69.9% of client assets under management, including sponsored funds.

Principal Transactions

Principal transactions generated a net realized and unrealized gain of $6.6 million, compared to $2.9 million for the second quarter of 2015. For the six months ended June 30, 2016, principal transactions generated a net realized and unrealized gain of $7.6 million, compared to $6.6 million for the six months ended June 30, 2015.

Adjusted principal transaction revenue reverses unrealized market-to-market gains or losses as well as real estate-related depreciation and amortization expense. Adjusted principal transaction revenues were $8.2 million, an increase of 168.9% from $3.1 million for the second quarter of 2015. For the six months ended June 30, 2016, asset management-related fee revenues were $9.1 million, an increase of 51.8% from $6.0 million for the six months ended June 30, 2015. For more information about principal transaction revenues, see the section below titled “Non-GAAP Financial Measures.”

Collateralized Loan Obligations

At June 30, 2016, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) equaled $14.1 million, or 1.5% of gross performing loans managed by JMP Credit Advisors. At June 30, 2015, such discounts and reserves equaled $12.8 million, or 1.3% of gross performing loans outstanding. With regard to impaired loans, discounts and reserves (including credit discounts, allowances for loan losses, and deferred loan fees) equaled $0.9 million, or 29.6% of gross impaired loans outstanding, at June 30, 2016. There were no impaired loans at June 30, 2015.

The net loan loss provision related to collateralized loan obligations for the quarter was $10,000, with a reversal of the general loan loss reserve in the amount of $0.7 million offsetting a specific provision of $0.7 million in connection with loans underlying certain collateralized loan obligations. At June 30, 2016, general loan loss reserves equaled 0.6% of gross performing loans managed by JMP Credit Advisors.

Net Interest Income

Net interest income was $4.0 million and $8.4 million for the quarter and six months ended June 30, 2016, respectively, compared to $5.4 million and $10.9 million for the quarter and six months ended June 30, 2015, respectively.

Expenses

Compensation and Benefits

Compensation and benefits expense was $20.7 million, compared to $27.5 million for the second quarter of 2015. With regard to annually awarded compensation, a concept which excludes amortization expense from share-based awards but accelerates and recognizes the cost of net deferred compensation related to the period, compensation and benefits expense was 69.3% of adjusted net revenues, compared to 63.8% for the second quarter of 2015. Further excluding compensation expense related to hedge fund incentive fees, the compensation ratio was 68.4%, compared to 63.7% for the second quarter of 2015.

For the six months ended June 30, 2016, compensation and benefits expense was $48.1 million, compared to $54.6 million for the six months ended June 30, 2015. With regard to annually awarded compensation, compensation and benefits expense was 72.0% of adjusted net revenues, compared to 64.9% for the six months ended June 30, 2015. Further excluding compensation expense related to hedge fund incentive fees, the compensation ratio was 69.6%, compared to 64.9% for the six months ended June 30, 2016.

For more information about compensation ratios, see the section below titled “Non-GAAP Financial Measures.”

Non-Compensation Expense

Non-compensation expense was $8.0 million and $15.8 million for the quarter and six months ended June 30, 2016, respectively, compared to $8.3 million and $15.2 million for the quarter and six months ended June 30, 2015, respectively.

Book Value per Share

At June 30, 2016, JMP Group’s book value per share was $5.75, as set forth below.

(in thousands, except per share amounts)	June 30, 2016	Mar. 31, 2016	June 30, 2015

Shareholders' equity	$120,379	$122,736	$136,144
Book value per share	$5.75	$5.79	$6.41

Basic shares outstanding	20,945	21,201	21,241

Quarterly operating ROE (1)	8.5%	7.0%	14.6%
LTM operating ROE (1)	5.5%	7.2%	13.4%
(1)

Operating return on equity (ROE) equals operating net income divided by average shareholders’ equity. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section below titled “Non-GAAP Financial Measures.”

Share Repurchase Activity

During the quarter ended June 30, 2016, JMP Group repurchased 269,334 shares of its common stock at an aggregate price of $1.4 million, or $5.22 per share. At quarter-end, 1.3 million shares remained eligible for repurchase under the company’s repurchase authorization.

Personnel

At June 30, 2016, the company had 233 full-time employees, compared to 232 at March 31, 2016, and 235 at June 30, 2015.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables a more meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue

Adjusted net revenue is a non-GAAP financial measure that (i) reverses the general loan loss provision taken with regard to certain CLOs, (ii) excludes real estate-related depreciation and amortization expense, (iii) reverses net unrealized gains or losses on strategic equity investments and warrants, (iv) reverses net unrealized mark-to-market gains or losses on investments related to deferred compensation, and (v) excludes non-controlling interests in various sources of revenue that are consolidated according to GAAP. In particular, adjusted net revenue adjusts for:

  the non-specific loss provision recorded with regard to loans held by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;
  depreciation and amortization expense resulting from commercial real estate investments;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions;
  unrealized mark-to-market gains or losses on investments in the company’s hedge funds that are made on behalf of employees who opt for such investments under the terms of their deferred compensation agreements; any gains or losses will accrue to the individual employee once the deferred compensation is released to that individual; and
  non-controlling interests in revenues generated by consolidated entities, including HCAP Advisors and CLOs managed by JMP Credit Advisors.

A reconciliation of JMP Group’s net revenues to its adjusted net revenues for the quarter and six months ended June 30, 2016, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands)	June 30, 2016	Mar. 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Revenues:
Non-interest revenues	$26,162	$34,760	$34,499	$60,922	$70,017
Net interest income	4,014	4,426	5,415	8,440	10,904
Loan loss provision	(453)	(631)	545	(1,084)	488
Total net revenues	29,723	38,555	40,459	68,278	81,409

Add back/(subtract):
General loan loss provision – collateralized loan obligations	(440)	407	124	(33)	215
Depreciation and amortization – commercial real estate	2,070	330	-	2,400	-
Net unrealized (gain)/loss – strategic equity investments and warrants	(435)	(329)	190	(764)	(831)
Net unrealized mark-to-market (gain)/loss – deferred compensation	(50)	(77)	7	(127)	202
Non-controlling interests	(2,465)	(2,270)	(2,500)	(4,735)	(5,118)

Adjusted net revenues	$28,403	$36,616	$38,280	$65,019	$75,877

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusting net revenue in these ways is useful in that it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues

Asset management-related fee revenue is a non-GAAP financial measure that (i) excludes the non-controlling interest in asset management subsidiary HCAP Advisors and (ii) includes certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income.

A statement of JMP Group’s asset management-related fee revenues for the quarter and six months ended June 30, 2016, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands)	June 30, 2016	Mar. 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Base management fees:
Fees reported as asset management fees	$4,139	$4,135	$3,419	$8,274	$7,129
Less: Non-controlling interest in HCAP Advisors	(362)	(364)	(319)	(726)	(619)
Total base management fees	3,777	3,771	3,100	7,548	6,510

Incentive fees:
Fees reported as asset management fees	1,448	5,191	1,302	6,640	2,255
Less: Non-controlling interest in HCAP Advisors	(287)	(263)	(250)	(550)	(444)
Total incentive fees	1,161	4,928	1,052	6,090	1,811

Other fee income:
Total fundraising and other fees	46	227	62	272	802

Asset management-related fee revenues	$4,984	$8,926	$4,214	$13,910	$9,123

Company management has utilized asset management-related fee revenue as a means of assessing the performance of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related fee revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related fee revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related fee revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Adjusted Principal Transaction Revenues

Adjusted principal transaction revenue is a non-GAAP financial measure that (i) reverses net unrealized gains and losses on strategic equity investments and warrants and on investments related to deferred compensation and (ii) excludes real estate-related depreciation and amortization expense, in keeping with the calculation of adjusted net revenue, as detailed above.

A summary of the company’s principal transaction revenues for the quarter and six months ended June 30, 2016, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands)	June 30, 2016	Mar. 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Hedge fund investments	($266)	($600)	$618	($866)	$1,997
Investment in Harvest Capital Credit Corporation	435	314	735	748	1,735
Investment in Harvest Growth Capital funds	(156)	(7)	264	(163)	242
Other principal investments	6,619	1,223	1,240	7,843	2,627
Total principal transaction revenues	6,632	930	2,857	7,562	6,601

Add back/(subtract):
Unrealized mark-to-market (gain)/loss – strategic equity investments and warrants	(435)	(329)	191	(764)	(830)
Unrealized mark-to-market (gain)/loss – net deferred compensation	(51)	(77)	7	(128)	202
Depreciation and amortization – commercial real estate	2,070	330	-	2,400	-
Total operating adjustments	1,584	(76)	198	1,508	(628)

Total adjusted principal transaction revenues	$8,216	$854	$3,055	$9,070	$5,973

Company management utilizes adjusted principal transaction revenue because it is a component of adjusted net revenue. The exclusion of certain elements of principal transaction revenues, as presented above, results in an adjusted measure that is included as “Principal transactions” among JMP Group’s revenues in the non-GAAP presentation of segment results of operations that appears below. Management believes that adjusting principal transaction revenues and total revenues in these ways is useful in that it allows for a clearer understanding and comparison of JMP Group’s financial results for the periods presented.

Compensation Ratio

A compensation ratio expresses compensation expense as a percentage of net revenues in a given period. As utilized by JMP Group, an adjusted compensation ratio is a non-GAAP financial measure that employs adjusted net revenues as the denominator in its calculation. Furthermore, this ratio adjusts the financial impact of certain compensation-related and transaction-related expenses that are or are not recognized under GAAP. In particular, the adjusted compensation ratio reverses compensation expense and unrealized mark-to-market gains or losses related to share-based awards, deferred compensation and non-controlling interests (so that the compensation expenses used in the numerator correspond to the adjusted net revenues generated in the periods presented). In addition, the company presents a further adjusted compensation ratio that excludes any compensation related to incentive fees generated by hedge funds, a majority of which is passed through to the funds’ investment teams if earned.

A statement of JMP Group’s compensation ratio for the quarter and six months ended June 30, 2016, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
($ in thousands)	June 30, 2016	Mar. 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Compensation Ratio
Adjusted net revenues	$28,403	$36,616	$38,280	$65,019	$75,877

Compensation and benefits	$20,681	$27,425	$27,524	$48,106	$54,588
Subtract/(add back):
Compensation expense – stock options and SARs	281	215	815	496	1,489
Compensation expense – RSUs	(48)	252	375	204	782
Compensation expense – deferred compensation	435	(515)	1,669	(80)	2,739
Unrealized mark-to-market gain – deferred compensation	50	77	(7)	127	(202)
Compensation expense – non-controlling interest	271	278	262	550	530
Adjusted compensation and benefits	$19,692	$27,118	$24,410	$46,809	$49,250

Adjusted ratio of compensation expense to revenues	69.3%	74.1%	63.8%	72.0%	64.9%

Compensation Ratio Excluding Hedge Fund Incentive Fees
Adjusted net revenues	$28,403	$36,616	$38,280	$65,019	$75,877
Subtract:
Compensation expense – hedge fund incentive fees	879	4,228	29	5,107	97
Adjusted net revenues, excluding hedge fund incentive fees	$27,524	$32,388	$38,251	$59,912	$75,780

Adjusted compensation and benefits	$19,692	$27,118	$24,410	$46,809	$49,250
Subtract:
Compensation expense – hedge fund incentive fees	879	4,228	29	5,107	97
Adjusted compensation and benefits, excluding hedge fund incentive fees	$18,813	$22,890	$24,381	$41,702	$49,153

Adjusted ratio of compensation expense to revenues, excluding hedge fund incentive fees	68.4%	70.7%	63.7%	69.6%	64.9%

Company management has utilized compensation ratios, adjusted in the manners described above, to assess JMP Group’s personnel expenses as they relate to its revenues for the periods presented. Management believes that adjusted compensation ratios provide useful information by including or excluding certain expenses as a means of representing the company’s ongoing personnel costs resulting from its core business activities. Management also believes that compensation ratios are useful measures because they allow and facilitate meaningful comparisons of the company’s personnel expenses in a given period to those in prior and future periods.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to share-based awards and deferred compensation, (ii) reverses the general loan loss provision taken with regard to certain CLOs, (iii) excludes real estate-related depreciation and amortization expense, (iv) reverses net unrealized gains and losses on strategic equity investments and warrants, and (v) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of RSUs and options;
  net deferred compensation, which consists of (a) deferred compensation awarded in a given period but recognized as a GAAP expense over the subsequent three years less (b) GAAP expense recognized in a given period but already reflected in the operating income of a prior period; the purpose of this adjustment is to fully reflect compensation awarded in a given year, notwithstanding the timing of GAAP expense;
  the non-specific loan loss provision recorded with regard to loans held by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;
  depreciation and amortization expense resulting from commercial real estate investments;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 38% at the taxable direct subsidiary of parent company JMP Group, while applying a tax rate of 0% to the company’s other direct subsidiary, which is a “pass-through entity” for tax purposes.

A reconciliation of JMP Group’s net income to its operating net income for the quarter and six months ended June 30, 2016, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
	June 30, 2016	Mar. 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Net (loss)/income attributable to JMP Group	($327)	$1,803	$5,826	$1,476	$3,934

Add back:
Income tax (benefit)/expense	(246)	50	(2,864)	(196)	4,136
(Loss)/income before taxes	(573)	1,853	2,962	1,280	8,070

Add back/(subtract):
Compensation expense – stock options and SARs	281	215	815	496	1,489
Compensation expense – RSUs	(48)	252	375	204	782
Compensation expense – net deferred compensation	435	(515)	1,669	(80)	2,738
General loan loss (reversal)/provision – collateralized loan obligations	(440)	407	124	(33)	215
Depreciation and amortization – commercial real estate	2,070	330	-	2,400	-
Unrealized mark-to-market loss/(gain) – strategic equity investments and warrants	(435)	(329)	189	(764)	(831)
Operating income before taxes	1,290	2,213	6,134	3,503	12,463

Income tax (benefit)/expense	(1,278)	55	1,284	(1,223)	2,482
Operating net income	$2,568	$2,158	$4,850	$4,726	$9,981

Operating net income per share:
Basic	$0.12	$0.10	$0.23	$0.22	$0.47
Diluted (1)	$0.12	$0.10	$0.22	$0.22	$0.45

Weighted average shares outstanding:
Basic	21,058	21,349	21,233	21,204	21,225
Diluted (1)	21,703	21,707	22,540	21,634	22,325
(1)	In 2013 and the first quarter of 2014, JMP Group issued restricted share units, or RSUs, bearing non-forfeitable distribution equivalent rights. GAAP requires RSUs with non-forfeitable distribution equivalent rights to be included in the diluted share count (without applying the treasury method). Management presents a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter and six months ended June 30, 2016, was 21,058,018 and 21,765,412, respectively. For the quarter, on a GAAP basis, the weighted average number of diluted shares outstanding was equivalent to the weighted average number of basic shares outstanding, due to the company’s net loss for the period. Under GAAP, in a period of net loss, dilutive securities are disregarded in the calculation of earnings per share.

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Segment Reporting

In order to demonstrate the contribution to the company’s results of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the tables that follow. Management believes that this presentation enables investors to better understand the separate but interrelated financial operations of the company’s various business lines and to more accurately assess the contribution of each to JMP Group’s aggregate results.

Total net revenues have been adjusted, in part, as detailed above in the section titled “Adjusted Net Revenue,” and the resulting presentation of adjusted net revenues (i) reverses the general loan loss provision taken with regard to certain CLOs, (ii) reverses net unrealized gains and losses on strategic equity investments and warrants, (iii) excludes real estate-related depreciation and amortization expense, (iv) excludes non-controlling interests in various sources of revenue that are consolidated according to GAAP, and (v) reverses unrealized mark-to-market gains or losses on investments related to deferred compensation. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting adjusted non-interest expense reverses compensation expense related to share-based awards and deferred compensation. Expenses derived from non-controlling interests in entities that are consolidated according to GAAP have also been reversed. For the purposes of calculating operating net income, an effective tax rate of 38% is assumed for JMP Group’s taxable subsidiary, based on the company’s best estimation of the subsidiary’s average rate of taxation over the long term.

A statement of JMP Group’s operating net income on a segment basis for the quarter ended June 30, 2016, is set forth below.

	Quarter Ended June 30, 2016
				Net
	Broker-	Asset	Operating	Corporate	Elimin-	JMP
(in thousands, except per share amounts)	Dealer	Mgmt.	Platforms	Income	ations	Group

Revenues:
Investment banking	$8,375	-	$8,375	-	-	$8,375
Brokerage	5,811	-	5,811	-	-	5,811
Asset management-related fees	-	$6,246	6,246	$36	($1,298)	4,984
Principal transactions	-	-	-	8,216	-	8,216
Gain on sale and payoff of loans	-	-	-	(305)	-	(305)
Net dividend income	-	-	-	143	-	143
Net interest income	-	-	-	2,003	-	2,003
Reversal of loan losses	-	-	-	(824)	-	(824)
Adjusted net revenues	14,186	6,246	20,432	9,269	(1,298)	28,403

Expenses:
Non-interest expense/(income)	16,306	5,855	22,161	6,250	(1,298)	27,113
Operating (loss)/income before taxes	(2,120)	391	(1,729)	3,019	-	1,290

Income tax (benefit)/expense	(805)	149	(656)	(622)	-	(1,278)
Operating net (loss)/income	($1,315)	$242	($1,073)	$3,641	-	$2,568

Operating net (loss)/income per share:
Basic	($0.06)	$0.01	($0.05)	$0.17	-	$0.12
Diluted (1)	($0.06)	$0.01	($0.05)	$0.17	-	$0.12
(1)	In 2013 and the first quarter of 2014, JMP Group issued restricted share units, or RSUs, bearing non-forfeitable distribution equivalent rights. GAAP requires RSUs with non-forfeitable distribution equivalent rights to be included in the diluted share count (without applying the treasury method). Management presents a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter ended June 30, 2016, was 21,058,018, equivalent to the weighted average number of basic shares outstanding, due to the company’s net loss for the period. Under GAAP, in a period of net loss, dilutive securities are disregarded in the calculation of earnings per share.

A statement of JMP Group’s operating net income on a segment basis for the six months ended June 30, 2016, is set forth below.

	Six Months Ended June 30, 2016
				Net
	Broker-	Asset	Operating	Corporate	Elimin-	JMP
(in thousands, except per share amounts)	Dealer	Mgmt.	Platforms	Income	ations	Group

Revenues:
Investment banking	$26,671	-	$26,671	-	-	$26,671
Brokerage	11,906	-	11,906	-	-	11,906
Asset management-related fees	-	$16,422	16,422	$123	($2,635)	13,910
Principal transactions	-	-	-	9,070	-	9,070
Gain on sale and payoff of loans	-	-	-	(667)	-	(667)
Net dividend income	-	-	-	567	-	567
Net interest income	-	-	-	4,374	-	4,374
Reversal of loan losses	-	-	-	(812)	-	(812)
Adjusted net revenues	38,577	16,422	54,999	12,655	(2,635)	65,019

Expenses:
Non-interest expense/(income)	38,305	15,297	53,602	10,549	(2,635)	61,516
Operating income before taxes	272	1,125	1,397	2,106	-	3,503

Income tax expense/(benefit)	104	427	531	(1,754)	-	(1,223)
Operating net income	$168	$698	$866	$3,860	-	$4,726

Operating net income per share:
Basic	$0.01	$0.03	$0.04	$0.18	-	$0.22
Diluted (1)	$0.01	$0.03	$0.04	$0.18	-	$0.22
(1)	In 2013 and the first quarter of 2014, JMP Group issued restricted share units, or RSUs, bearing non-forfeitable distribution equivalent rights. GAAP requires RSUs with non-forfeitable distribution equivalent rights to be included in the diluted share count (without applying the treasury method). Management presents a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, the weighted average number of diluted shares outstanding for the six months ended June 30, 2016, was 21,765,412.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2015, as filed with the U.S. Securities and Exchange Commission on March 12, 2016, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2015, and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the SEC’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Thursday, July 28, 2016. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 53363232.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group LLC is an investment banking and asset management firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its hedge fund and other investment activities though Harvest Capital Strategies; the underwriting and management of investments in senior secured debt through JMP Credit Advisors; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company that finances small and midsized businesses, through HCAP Advisors. For more information, visit www.jmpg.com.

JMP GROUP LLC
Consolidated Statements of Operations
(Unaudited)
(in thousands)	June 31, 2016	Dec. 31, 2015

Assets

Cash and cash equivalents	$69,972	$68,551
Restricted cash and deposits	75,792	52,572
Marketable securities owned, at fair value	27,891	28,493
Other investments	53,223	68,859
Loans held for investment, net of allowance for loan losses	2,198	2,595
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	903,798	969,665
Cash collateral posted for total return swap	25,240	25,000
Deferred tax assets	10,688	8,315
Other assets	36,903	46,808
Total assets	$1,205,705	$1,270,858

Liabilities and Shareholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$13,769	$13,284
Accrued compensation	18,513	39,470
Asset-backed securities issued, net of issuance costs	888,902	930,224
Bond payable, net of issuance costs	91,575	91,825
Deferred tax liability	12,590	14,693
Other liabilities	33,365	28,468
Total liabilities	1,058,714	1,117,964

Shareholders' Equity:
Total JMP Group LLC shareholders' equity	120,379	125,112
Non-redeemable non-controlling interest	26,612	27,782
Total equity	146,991	152,894
Total liabilities and shareholders' equity	$1,205,705	$1,270,858

JMP GROUP LLC
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended		Year Ended
(in thousands, except per share amounts)	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Revenues:
Investment banking	$8,375	$21,331	$26,671	$42,025
Brokerage	5,811	6,404	11,906	12,469
Asset management fees	5,588	4,721	14,914	9,383
Principal transactions	6,632	2,857	7,562	6,601
(Loss)/gain on sale, payoff and mark-to-market of loans	(533)	(1,132)	(909)	(1,710)
Net dividend income	243	256	506	447
Other income	46	62	272	802
Non-interest revenues	26,162	34,499	60,922	70,017

Interest income	12,124	12,801	24,525	25,578
Interest expense	(8,110)	(7,386)	(16,085)	(14,674)
Net interest income	4,014	5,415	8,440	10,904

Provision for loan losses	(453)	545	(1,084)	488
Total net revenues	29,723	40,459	68,278	81,409

Non-interest expenses:
Compensation and benefits	20,681	27,524	48,106	54,588
Administration	2,014	2,293	3,832	3,985
Brokerage, clearing and exchange fees	813	814	1,574	1,612
Travel and business development	1,238	1,295	2,529	2,233
Communications and technology	1,044	982	2,060	1,952
Occupancy	930	961	1,866	1,774
Professional fees	1,053	1,040	2,126	2,014
Depreciation	324	215	656	441
Other	540	698	1,161	1,228
Total non-interest expense	28,637	35,822	63,910	69,827

Net income before income tax expense	1,086	4,637	4,368	11,582
Income tax (benefit)/expense	(246)	(2,864)	(196)	4,136
Net income	1,332	7,501	4,564	7,446
Less: Net income attributable to non-redeemable non-controlling interest	1,659	1,675	3,088	3,512
Net (loss)/income attributable to JMP Group	($327)	$5,826	$1,476	$3,934

Net (loss)/income attributable to JMP Group per share:
Basic	($0.02)	$0.26	$0.07	$0.18
Diluted	($0.02)	$0.25	$0.07	$0.17

Weighted average common shares outstanding:
Basic	21,058	21,233	21,204	21,225
Diluted	21,058	22,964	21,766	22,800

CONTACT:
Investor Relations Contact
JMP Group LLC
Andrew Palmer, 415-835-8978
apalmer@jmpg.com
or
Media Relations Contacts
Dukas Linden Public Relations, Inc.
Seth Linden, 212-704-7385
seth@dlpr.com
Ben Jaffe, 212-704-7385
ben@dlpr.com